UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada 89113

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2026, VIP Play, Inc., a Nevada corporation (the “Company,” “we” or “us”), entered into separate Third Amendments to Convertible Note Purchase Agreement with Rick Hackel (“Hackel”) and The Access Fund I, LP, a Delaware limited partnership (“Access,” and together with Hackel, the “Investors”) (collectively, the “Third Amendments”). Each Third Amendment is dated September 14, 2026, and provides for an effective date of September 1, 2026. The Third Amendments amend the Convertible Note Purchase Agreements with Hackel and Access dated August 23, 2023, and September 1, 2023, respectively, as previously amended (the “Purchase Agreements”).

As previously disclosed, we issued convertible promissory notes to Hackel in the principal amounts of $200,000 on August 23, 2023, and $100,000 on September 9, 2025 (the “Hackel Notes”), and to Access in the principal amount of $150,000 on September 1, 2023 (the “Access Note,” and together with the Hackel Notes, the “Notes”). The Notes accrue interest at a rate of twelve percent (12%) per annum. As described in our Current Report on Form 8-K filed on September 12, 2025, the Notes had a maturity date of August 31, 2026.

Pursuant to the Third Amendments, the maturity date of both Hackel Notes was extended to February 28, 2027, and the maturity date of the Access Note was extended to August 31, 2027. Unless converted into shares of our common stock in accordance with the applicable Purchase Agreement, the outstanding principal of each Note, together with all accrued and unpaid interest, is due and payable in a single balloon payment on its amended maturity date.

The Third Amendments also amend and restate Section 10.9 of the Purchase Agreements to provide that amendments to, and waivers of, the applicable Purchase Agreement or Notes may be made with the written consent of the Company and the applicable noteholder or noteholders, without notice to or approval of other noteholders, and will bind only the Company and the applicable noteholder or noteholders. In addition, the Third Amendments delete Section 10.10 of the Purchase Agreements.

The Third Amendments replace the schedules of purchasers to reflect only the Notes with outstanding principal balances as of September 14, 2026: the Hackel Notes totaling $300,000 and the Access Note totaling $150,000. The loan from Dennis Colletti, the third lender identified in our prior disclosure, has been repaid.

Except as amended by the Third Amendments, all other terms and conditions of the Purchase Agreements remain in full force and effect, including the Notes’ twelve percent (12%) annual interest rate and existing conversion provisions.

The foregoing summary of the Third Amendments is qualified in its entirety by reference to the full text of the Third Amendments with Access and Hackel, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Convertible Note Purchase Agreement between VIP Play, Inc. and The Access Fund I, LP, dated September 14, 2026, and effective September 1, 2026.
10.2	Third Amendment to Convertible Note Purchase Agreement between VIP Play, Inc. and Rick Hackel, dated September 14, 2026, and effective September 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2026	VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi
Chief Executive Officer